Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. _________) on Form S-4 of Broadcaster, Inc. of our report dated September 23, 2005 relating to our audit of the financial statements of AccessMedia Networks, Inc., which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" in such Registration Statement.

/s/ Choi, Kim & Park, LLP
Los Angeles, CA
January 6, 2006